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                                                                     EXHIBIT 8.1

               [LETTERHEAD OF CLEARY, GOTTLIEB, STEEN & HAMILTON]



                               February 23, 1999

Jacor Communications, Inc.
50 East River Center Blvd., Unit 12
Covington, Kentucky 41011

Ladies and Gentlemen:

     We have acted as special counsel to Jacor Communications, Inc., a Delaware corporation (the "Company"), in connection with the proposed merger (the "Merger") of the Company with and into Merger Sub, a Delaware corporation ("Merger Sub"), pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of October 8, 1998, as amended November 11, 1998 (the "Agreement"), among the Company, Merger Sub and Clear Channel Communications, Inc., a Texas corporation ("Parent"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission, as amended through the date hereof, in connection with the Merger (the "Registration Statement"), we are rendering our opinion with regard to certain United States federal income tax consequences of the Merger. All capitalized terms used but not defined herein shall have the same meanings as in the Agreement.

     In arriving at the opinions expressed below, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of:

     (i)   the Agreement;

     (ii) the Registration Statement and the Joint Proxy Statement-Prospectus included therein filed with the Securities and Exchange Commission

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Jacor Communications, Inc., p.2
February 23, 1999


           by the Company and Parent on February 23, 1999 in connection with the Merger (together, the "Proxy Statement"); and

     (iii) certificates and representations of officers and representatives of the Company, Parent and Merger Sub and such other persons as we have deemed appropriate.

     Without limiting the generality of the foregoing, in arriving at the opinions expressed below, we have examined and relied, without independent verification of the statements contained therein, on (i) a letter from Parent and Merger Sub regarding certain tax matters, (ii) a letter from the Company regarding certain tax matters; and (iii) representations and warranties made by the Company, Parent and Merger Sub in the Agreement, and we have assumed the accuracy of the representations and statements made in each of the foregoing.

     In arriving at the opinion expressed below, we have assumed, without making any independent investigation, that all such documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, and that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered. We have further assumed that the transactions will be consummated and the parties will act in accordance with these documents.

     Based on and subject to the foregoing, we confirm that the opinion set forth in our name in the Registration Statement under the caption "THE MERGER -- Certain U.S. Federal Income Tax Consequences," represents our opinion as to the material U.S. federal income tax consequences of the Merger under applicable law.

     We hereby consent to the use of our name and the making of statements with respect to us under the caption "THE MERGER -- Certain U.S. Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   CLEARY, GOTTLIEB, STEEN & HAMILTON


                                   By:         /s/ Sheldon H. Alster
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                                            Sheldon H. Alster, a Partner